Exhibit 4(i)

AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT

OF

SOLIDX BITCOIN TRUST

DATED AS OF FEBRUARY 1, 2017

i

TABLE OF CONTENTS

(continued)

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SOLIDX BITCOIN TRUST

AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT

WHEREAS, THIS AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT is made and entered into as of [    ], 2017, by SOLIDX MANAGEMENT LLC, as sponsor, and DELAWARE TRUST COMPANY, as trustee, for the purpose of continuing a Delaware statutory trust in accordance with the provisions hereinafter set forth;

WHEREAS, SOLIDX MANAGEMENT LLC and Delaware Trust Company have heretofore created a Delaware statutory trust pursuant to the Delaware Act (as hereinafter defined) by entering into a declaration of trust and trust agreement, dated as of September 15, 2016 (the “Original Declaration of Trust and Trust Agreement”), and by executing and filing with the Secretary of State of the State of Delaware the Certificate of Trust; and

WHEREAS, the parties hereto desire to amend and restate the Original Declaration of Trust and Trust Agreement in its entirety and to provide for the matters set forth herein;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, hereby amends and restates the Original Declaration of Trust and Trust Agreement in its entirety and agrees as follows:

ARTICLE I

NAME, PURPOSE AND DEFINITIONS

Section 1.01. Name. This trust shall be known as the “SolidX Bitcoin Trust.” The Sponsor and the Trustee shall conduct the business of the Trust under this name or any other name as the Sponsor may from time to time determine in its sole discretion. Any name change shall become effective on the execution by the Sponsor of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b)(1) of the Delaware Act. Any such instrument shall not require the approval of the Shareholders but shall have the status of an amendment to this Trust Agreement.

Section 1.02. Purpose. The purpose of the Trust is to provide Shareholders with exposure to the daily change in the U.S. dollar price of bitcoin, before expenses and liabilities of the Trust. The Sponsor intends for the Trust to be operated and treated for U.S. federal income tax purposes as an “‘investment’ trust” as defined in Treasury Regulation § 301.7701-4(c)(1) and to be treated as a “grantor trust” described in sections 671-679 of the Code. All provisions in this Trust Agreement are intended to be construed such that the Trust does not lose its status as an “‘investment’ trust” treated as a “grantor trust”. It is not the intention of the Sponsor to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware Statutory Trust. The Trust shall be entitled to exercise all of the powers and privileges granted to a statutory trust formed under the laws of the State of Delaware, now or hereafter in force.

Section 1.03. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

“Administrator” means any Person from time to time engaged to perform administration services for the Trust pursuant to authority delegated by the Sponsor.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Authorized Participant” means a person who (1) is a registered broker-dealer under the Securities Exchange Act of 1934 and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer or be a member of FINRA to engage in securities transactions, (2) is a participant in DTC and (3) has entered into an Authorized Participant Agreement. Only Authorized Participants may place orders to create or redeem one or more Creation Baskets.

“Authorized Participant Agreement” shall mean an agreement entered into by each Authorized Participant which provides the procedures for the creation and redemption of Creation Baskets and for the delivery of the bitcoin and/or cash required for such creations and redemptions.

“bitcoin” shall mean the unit of account within the Bitcoin network, which is the network of computers running the software protocol underlying bitcoin involved in maintaining the database of bitcoin ownership and facilitating the transfer of bitcoin among parties.

“bitcoin Custodian” means an entity designated to act as custodian of the Trust’s bitcoin pursuant to a written agreement with the Trust or Sponsor on behalf of the Trust.

“Business Day” shall mean any day the Exchange is open for business and the Trust accepts creation and redemption orders for Creation Baskets.

“By-Laws” shall mean the By-Laws of the Trust, if any, as amended from time to time which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act (defined herein).

“Certificate of Trust” means the Certificate of Trust of the Trust in the form filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Act as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” and/or “Controlled” mean that the specified party, directly or indirectly, has the power to direct or cause the direction of the management and policies of an entity through the ownership of voting securities, by contract or otherwise.

“Creation Basket” shall mean a block of 10,000 Shares or more or such other amount as established from time to time by the Sponsor. Multiple blocks are called “Creation Baskets.”

“Cash Custodian” means an entity designated to act as custodian of the Trust’s cash pursuant to a written agreement with the Trust or Sponsor on behalf of the Trust.

“Custody Agreement (bitcoin)” means a written agreement entered into by the Trust or Sponsor with a bitcoin Custodian providing for the deposit, safekeeping or delivery of bitcoin held by the Trust and related services.

“Custody Agreement (cash)” means a written agreement entered into by the Trust or Sponsor with a Cash Custodian providing for the deposit, safekeeping or delivery of cash held by the Trust and related services.

“Trust Agreement” shall mean this Amended and Restated Declaration of Trust and Trust Agreement, as amended or restated from time to time.

“Delaware Act” shall mean the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.), as such statute may be amended or interpreted from time to time, and any legislative enactment which may replace or supersede such Act.

“DTC” shall mean the Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC will act as the securities depository for the Shares.

“DTC Participant” shall mean a Participant in DTC, such as a bank, broker, dealer or trust company.

“Exchange” means the primary exchange or other securities market on which the Shares are listed for trading.

“Expenses” shall have the meaning assigned to such term in Section 3.05 herein.

“Indemnified Person” shall have the meaning assigned to such term in Section 3.05 herein.

“Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

“Prospectus” shall have the meaning assigned to such term in Section 4.02(e) herein.

“Redemption Order” shall have the meaning assigned to such term in Section 2.08(a) herein.

“Registration Statement” means the current registration statement of the Trust as filed with the SEC, either pending effectiveness or already effective, as the same may at any time and from time to time be amended or supplemented.

“SEC” means the U.S. Securities and Exchange Commission.

“Shareholder” means a record owner of at least one outstanding Share.

“Share” shall mean an equal proportionate unit of beneficial interest into which the beneficial interest of the Trust shall be divided. “Shares” includes fractions of Shares as well as whole Shares.

“Sponsor” means SolidX Management LLC, or any entity into which it may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which it shall be a party, or any entity succeeding to all or substantially all of its business as sponsor of the Trust, or any successor Sponsor designated as such by operation of law or any successor Sponsor appointed as herein provided.

“Sponsor Agreement” means an agreement between the Trust and the Sponsor setting forth, among other things, the Sponsor’s compensation for its services as Sponsor of the Trust.

“Sponsor Indemnified Party” shall have the meaning assigned to such term in Section 4.05(c) herein.

“Trust” refers to the Delaware statutory trust established under the Delaware Act by the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware on September 15, 2016.

“Trust Property” means the property of the Trust and, specifically, the bitcoin and cash owned or held by or for the account of the Trust.

“Trustee” refers to Delaware Trust Company or any successor Trustee designated as such by operation of law or appointed as herein, acting not in its individual capacity but solely as trustee of the Trust.

Section 1.04. Grantor Trust. Nothing in this Trust Agreement, any Custody Agreement (cash or bitcoin), the Sponsor Agreement or otherwise shall be construed to give the Trustee or Sponsor the power to vary the investment of the Shareholders (within the meaning of Treasury Regulation Section 301.7701-4(c) under the Code or any similar or successor provision of the regulations under the Code), nor shall the Sponsor give the Trustee any direction that would vary the investment of the Shareholders. Neither the Trustee nor the Sponsor shall be liable to any Person for any failure of the Trust to qualify as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, except that this sentence shall not limit the Trustee’s or Sponsor’s responsibility for the administration of the Trust in accordance with this Trust Agreement.

ARTICLE II

SHARES

Section 2.01. Division of Beneficial Interest. The beneficial interest in the Trust shall be divided into Shares. Each Share of the Trust shall represent an equal beneficial interest in the net assets of the Trust, and each holder of Shares shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares issued hereunder shall be fully paid and non-assessable. No Share shall have any priority or preference over any other Share of the Trust. All distributions, if any, shall be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Every Shareholder, by virtue of having purchased or acquired a Share, shall have expressly consented and agreed to be bound by the terms of this Trust Agreement.

The Sponsor shall have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (i) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine (ii) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor shall determine, (iii) to issue Shares without limitation as to number (including fractional Shares), to such Persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (iv) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (v) to take such other action with respect to the Shares as the Sponsor may deem desirable.

Section 2.02. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares shall be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Section 2.03. Transfer of Shares. Except as otherwise provided by the Sponsor, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Sponsor, the Trust’s transfer or similar agent or other Person designated by the Sponsor of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Sponsor. Upon such delivery, and subject to any further requirements specified by the Sponsor or contained in the By-Laws, if any, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder.

Section 2.04. Investments in the Trust. Investments in the Trust may be accepted by the Trust from such Persons, at such times and on such terms as the Sponsor from time to time may authorize. Each investment shall be credited to the Shareholder’s account in the form of full and fractional Shares of the Trust at the net asset value per Share next determined after receipt of the investment; provided, however, that the Sponsor may, in its sole discretion, impose a sales charge, transaction fee or other charges upon investments or place such other restrictions on investments as the Sponsor, in its sole discretion, deems appropriate.

Section 2.05. Status of Shares and Limitation of Personal Liability. The ownership of the Trust Property and the right to conduct the business of the Trust described herein are vested exclusively in the Sponsor and the Trustee. The Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any Trust Property, rights or interests of the Trust, nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. Every Shareholder, by virtue of having purchased a Share, shall become a Shareholder of the Trust and shall be held to have expressly assented and agreed to be bound by the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the Sponsor or the Trustee, but entitles such representative only to the rights of such Shareholder under this Trust Agreement. Ownership of Shares shall not constitute the Shareholders as partners. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Trust Agreement or as specified by the Trust or the Sponsor when creating the Shares). No Shareholder shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.

Section 2.06. Designation and Rights of Shares. Shares of the Trust shall have the following rights and preferences:

(a) Voting. All Shares of the Trust entitled to vote on a matter shall vote without differentiation on a one vote per each Share (including fractional votes for fractional shares) basis, as set forth in Article IX herein.

(b) Equality. All the Shares shall represent an equal proportionate undivided interest in the assets of the Trust (subject to the liabilities of the Trust), and each Share shall be equal to each other Share.

(c) Fractions. Any fractional Share shall carry proportionately all the rights and obligations of a whole Share, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

Section 2.07. Creations and Issuance of Creation Baskets.

(a) The following procedures, except to the extent otherwise provided in the Authorized Participant Agreement for each Authorized Participant, which may be amended from time to time in accordance with the provisions of such Authorized Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), apply to the creation and issuance of Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Trust is unlimited.

(i) On any Business Day, an Authorized Participant may submit a request to create one or more Creation Baskets (such request by an Authorized Participant, a “Purchase Order”) in the manner provided in the Authorized Participant Agreement. Purchase Orders will be processed only from Authorized Participants with respect to which an Authorized Participant Agreement is in full force and effect.

(ii) Any Purchase Order is subject to rejection by the Sponsor at its sole discretion as set forth in the Authorized Participant Agreement.

(b) After accepting an Authorized Participant’s Purchase Order, the Sponsor will issue and deliver Creation Baskets to fill an Authorized Participant’s Purchase Order in the manner provided in the Authorized Participant Agreement, but only if the Sponsor has received (A) the non-refundable transaction fee due for such Purchase Order, (B) (i) for a cash Purchase Order, an amount of cash and (ii) for an in-kind Purchase Order, an amount of bitcoin together with an amount of cash (and/or bitcoin, as determined by the Authorized Participant) representing the difference between the net asset value of the Creation Basket and the market value of the bitcoin deposited (the “Balancing Amount”), in each case equal to the net asset value per Share (“NAV”) of the Trust multiplied by the number of Shares to be created under the Purchase Order by the end of the next Business Day following the Purchase Order Date (as defined in the Authorized Participant Agreement). Upon issuing a Creation Basket pursuant to a Purchase Order of an Authorized Participant, the Transfer Agent will deposit the Creation Basket with DTC in accordance with DTC’s customary procedures, for credit to the account of the Authorized Participant that placed the Purchase Order.

(c) The procedures set forth in this Section 2.07 may be changed from time-to-time at the sole discretion of the Sponsor.

Section 2.08. Redemption of Creation Baskets.

(a) The following procedures, except to the extent otherwise provided in the Authorized Participant Agreement for each Authorized Participant, which may be amended from time to time in accordance with the provisions of such Authorized Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), apply to the redemption of Creation Baskets.

(i) On any Business Day, an Authorized Participant may submit a request to redeem one or more Creation Baskets standing to the credit of the Authorized Participant on the records of DTC (such request, a “Redemption Order”) in the manner provided in the Authorized Participant Agreement. Redemption Orders will be processed only from Authorized Participants with respect to which an Authorized Participant Agreement is in full force and effect.

(ii) Any Redemption Order is subject to rejection by the Sponsor at its sole discretion as set forth in the Authorized Participant Agreement.

(iii) After accepting an Authorized Participant’s Redemption Order, the Sponsor will deliver the redemption distribution to fill a Participant’s Redemption Order in the manner provided in the Authorized Participant Agreement, but only if the Sponsor has received (A) the non-refundable transaction fee due for such Redemption Order and (B) notice that the Sponsor’s account at DTC has been credited with all Shares comprising the Creation Baskets being tendered for redemption.

(b) The procedures set forth in this Section 2.08 may be changed from time-to-time at the sole discretion of the Sponsor.

ARTICLE III

TRUSTEE

Section 3.01. Term; Resignation.

(a) The Trustee shall be appointed by the Sponsor and shall serve for the duration of the Trust or until the earlier of (i) the effective date of the Trustee’s resignation, or (ii) the effective date of the removal of the Trustee by the Sponsor.

(b) The Trustee may resign at any time by giving sixty (60) days’ written notice to the Sponsor. The Trustee may be removed at any time by the Sponsor upon sixty (60) days’ written notice to the Trustee.

Section 3.02. Duties. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Delaware Trustee is required to execute under Section 3811 of the Delaware Trust Statute, (iii) taking such action under this Trust Agreement as it may be directed in writing by the Sponsor from time to time; provided, however, that the Trustee shall not be required to take any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law, and (iv) any other duties specifically allocated to the Trustee in this Trust Agreement or agreed in writing with the Sponsor from time to time.

Section 3.03. Compensation and Expenses of the Trustee. The Trustee (or any successor Trustee) shall be entitled to receive compensation from the Sponsor or from the Trust for its services in accordance with such schedules as shall have been separately agreed to from time to time in writing by the Trustee and the Sponsor or the Trust. Subject to prior written notification and approval of the Sponsor, which shall not be unreasonably withheld, the Trustee may consult with counsel (who may be counsel for the Sponsor or for the Trustee). The reasonable legal fees incurred in connection with such consultation shall be reimbursed to the Trustee pursuant to this Section 3.03, provided that no such fees shall be payable to the extent that they are incurred as a result of the Trustee’s gross negligence, bad faith or willful misconduct.

Section 3.04. Liability of Trustee. The Trustee shall not be liable for the acts or omissions of the Sponsor, nor shall the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under this Trust Agreement, except as otherwise set forth herein. The Trustee shall not be liable under any circumstances, except for a breach of its obligations pursuant to this Trust Agreement or its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(i) the Trustee shall not be liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes gross negligence on its part;

(ii) no provision in this Trust Agreement shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii) under no circumstances shall the Trustee be liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(iv) the Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Sponsor;

(v) the Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(vi) in the exercise or administration of the Trust hereunder, the Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and with due care; and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(vii) except as expressly provided in this Section 3.04, in accepting and performing the Trust hereby created, the Trustee acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust’s property for payment or satisfaction thereof;

(viii) the Trustee shall not be liable for punitive, exemplary, consequential, special or other similar damages for a breach of this Trust Agreement under any circumstances;

(ix) the Trustee shall not be obligated to give any bond or other security for the performance of any of its duties hereunder.

Section 3.05. Indemnification. The Trustee or any officer, Affiliate, director, employee, or agent of the Trustee (each an “Indemnified Person”) shall be entitled to indemnification from the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of this Trust Agreement or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, SolidX Partners Inc. (the “Parent”) shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor hereunder; provide, however, that the Parent shall not be required to indemnify any Indemnified Person for any Expenses which are the result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Parent prior to the final disposition of any matter upon receipt by the Parent of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement. As security for any amounts owing to the Trustee hereunder, the Trustee shall have a lien against the Trust property which lien shall be prior to the rights of the Sponsor, Parent or any beneficial owner of the Trust. The obligations of the Trust and Parent to indemnify the Indemnified Persons as provided herein shall survive the termination of this Trust Agreement.

Section 3.06. Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor shall become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within sixty (60) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

ARTICLE IV

THE SPONSOR

Section 4.01. Management of the Trust. Pursuant to Sections 3806(a) and 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor and the conduct of the Trust’s business shall be controlled and conducted solely by the Sponsor in its sole discretion in accordance with this Trust Agreement. Any determination as to what is in the interests of the Trust made by the Sponsor in good faith shall be conclusive. In construing the provisions of this Trust Agreement, the presumption shall be in favor of a grant of power to the Sponsor except as limited, restricted or prohibited by the express provisions of this Trust Agreement (e.g., see Section 1.04). The enumeration of any specific power in this Trust Agreement shall not be construed as limiting the aforesaid or any other power.

Section 4.02. Authority of Sponsor. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement (e.g., see Sections 1.02 and 1.04) or the Delaware Act, the Sponsor shall have and may exercise on behalf of the Trust, all powers and rights the Sponsor, in its sole discretion, deems necessary, proper, convenient or advisable to effectuate and carry out the purposes, activities and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements (including, but not limited to, insurance agreements) and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities and administration, and the activities and administration of the Trust, including, but not limited to contracts with third parties for services;

provided, however, that such services may be performed by an Affiliate or Affiliates of the Sponsor so long as the Sponsor has made a good faith determination that the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are commercially reasonable;

(b) To establish, maintain, deposit into, and/or otherwise draw upon accounts on behalf of the Trust with appropriate custodial, banking or other institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust, as applicable, by the Sponsor;

(c) To deposit, withdraw, pay, retain and distribute bitcoin and Trust Property, or any portion thereof, in any manner consistent with the provisions of this Trust Agreement;

(d) To place bitcoin orders for the Trust with bitcoin exchanges and/or OTC market participants directly or through any electronic or other trading system;

(e) To supervise the preparation and filing of the Registration Statement and the Trust’s prospectus (the “Prospectus”) and to execute the Registration Statement on behalf of the Trust;

(f) To pay or authorize the payment of distributions to the Shareholders and pay or authorize the payment of the expenses of the Trust;

(g) To hold or dispose of Trust Property and to subscribe for, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, or otherwise deal in Trust Property, and to do any and all acts and things for the maintenance, preservation, and protection of Trust Property;

(h) To exercise powers and right of subscription or otherwise with respect to the ownership of Trust Property;

(i) To prepare and file an application to enable the Shares to be traded on the Exchange and to take any other action and execute and deliver any documents that may be necessary to effectuate such trading;

(j) To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust, or any matter in controversy, including but not limited to claims for taxes;

(k) To contract with any Person(s) appointing such Person(s), including any Affiliate, to provide services to the Trust, including without limitation, accountants, administrators, auditors, bitcoin exchanges and over-the-counter (“OTC”) market participants, index providers, transfer agents, shareholder servicing agents, marketing agents or other agents for the Trust; and

(l) To enter into the Sponsor Agreement on terms and conditions acceptable to the Sponsor.

The agreement pursuant to which an Affiliate is to perform services for the Trust shall be terminable by the Trust without penalty upon discovery of acts of fraud or willful malfeasance of the Affiliate in performing its duties thereunder.

Section 4.03. Obligations of Sponsor. In addition to the obligations expressly provided by the Delaware Act or this Trust Agreement, the Sponsor shall:

(a) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(b) Retain independent public accountants to audit the accounts of the Trust;

(c) Employ attorneys to represent the Trust;

(d) Select the Trust’s Trustee, administrator, transfer agent, custodian(s), bitcoin exchange counterparties and OTC market participant counterparties, index provider, marketing agent(s); insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

(e) Negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in the Prospectus;

(f) Develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

(g) Maintain the Trust’s website;

(h) Buy and sell bitcoin with a view to causing the performance of the Trust to track that of the TradeBlock Bitcoin Index (or any subsequent index selected by the Sponsor in its discretion), over time, before expenses and liabilities of the Trust (for the avoidance of doubt, the Sponsor may select such subsequent index without Shareholder approval);

(i) Enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(j) Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Purchase Orders, as described in Section 2.07 herein and in the Authorized Participant Agreement;

(k) In connection with Purchase Orders, receive directly or through its delegates the number of bitcoin and/or cash in an amount equal to the net asset value of a Creation Basket from Authorized Participants;

(l) In connection with Purchase Orders, after accepting an Authorized Participant’s Purchase Order and receiving bitcoin and/or cash and any Balancing Amount, as applicable, in an amount equal to the NAV of the Creation Basket(s), the Sponsor or its delegate will direct the Transfer Agent to credit the Creation Baskets to fill the Participant’s Purchase Order within one Business Day immediately following the Purchase Order Date;

(m) Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Redemption Orders, as described in Section 2.08 herein and in the Authorized Participant Agreement;

(n) In connection with Redemption Orders, after receiving the Redemption Order specifying the number of Creation Baskets that the Authorized Participant wishes to redeem and after the Trust’s DTC account has been credited with the Creation Baskets to be redeemed, the Sponsor or its delegates transfer to the Redeeming Authorized Participant: i) in the case of a cash redemption, an amount of cash and ii) in the case of an in-kind redemption, an amount of bitcoin plus any Balancing Amount, in each case equal to the NAV of the Trust multiplied by the number of Shares to be Redeemed under the Redemption Order;

(o) Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

(p) Use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes;

(q) Monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the fee structure to obtain such rates and services for the Trust;

(r) Perform such other services as the Sponsor believes the Trust may from time to time require; and

(s) In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed as both objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Sponsor. Any action by the Sponsor hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.

The Sponsor shall be entitled to delegate its obligations under this Trust Agreement and applicable law to third parties, including any Affiliate, and shall not be liable for the actions of such third party to the extent the selection of such third party was made with reasonable care or, as applicable, the selection of such Affiliate was made in accordance with Section 4.02(a).

Section 4.04. Compensation of the Sponsor. The Sponsor shall be entitled to compensation for its services as Sponsor of the Trust as set forth in the Sponsor Agreement. The Trustee shall have no liability or responsibility for amounts paid to the Sponsor pursuant to this Section 4.04. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of its fee payable under this Section 4.04. The Sponsor is under no obligation to waive its fees hereunder, and any such waiver shall create no obligation to waive fees during any period not covered by the applicable waiver. Any fee waiver by the Sponsor shall not operate to reduce the Sponsor’s obligations hereunder.

Section 4.05. Liability of Sponsor and Indemnification.

(a) The Sponsor shall not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to this Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoin or other assets held in trust hereunder; provided, however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c) The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor

Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under this Section 4.05 may be payable in advance or shall be secured by a lien on the Trust. The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of this Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties as provided herein shall survive the termination of this Trust Agreement.

ARTICLE V

BOOKS OF ACCOUNT AND CERTIFICATE OF TRUST

Section 5.01. Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the Securities Act of 1933, as amended, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust, the Administrator or any other service provider engaged by the Sponsor to perform such service.

Section 5.02. Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Sponsor shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Shareholder; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Shareholders in accordance with this Trust Agreement.

ARTICLE VI

AMENDMENT OF TRUST AGREEMENT

Except as specifically provided herein, the Sponsor, in its sole discretion and without Shareholder consent, may amend or otherwise supplement this Trust Agreement by making an amendment, a Trust Agreement supplemental hereto, or an amended and restated declaration of trust and trust agreement. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion. Any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion.

ARTICLE VII

TERM

The term for which the Trust shall exist shall be perpetual, unless terminated pursuant to the provisions of Article VIII hereof or as otherwise provided by law.

ARTICLE VIII

TERMINATION/REORGANIZATION

Section 8.01. Termination of the Trust.

Subject to the notice requirements in this Section 8.01, the Trust:

(a) may be dissolved at any time and for any reason by the Sponsor in its sole discretion;

(b) shall be dissolved at any time upon the occurrence of the following events:

(i) the Shares are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

(ii) 180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

(iii) the SEC determines that the Trust is an investment company under the Investment Company Act of 1940, as amended, and the Sponsor has made the determination that termination of the Trust is advisable;

(iv) the Commodity Futures Trading Commission determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936, and the Sponsor has made the determination that termination of the Trust is advisable;

(v) the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

(vi) a United States regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin;

(vii) any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the net asset value of the Trust;

(viii) the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

(ix) the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

(x) 60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

(xi) the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

(xii) the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

(c)Written notice of termination with respect to the Trust, specifying the anticipated date of termination and the anticipated period during which the assets of the Trust will be liquidated, generally shall be given by the Sponsor to Shareholders of the Trust at least thirty (30) days prior to termination of the Trust. Within a reasonable period of time after such termination the Sponsor shall, subject to any applicable provisions of law, sell all of the bitcoin not already distributed to Authorized Participants redeeming Creation Baskets, as provided herein, if any, in such a manner so as to effectuate orderly sales and a minimal market impact, and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under this Trust Agreement, uninvested and without liability for interest, for the pro rata benefit of the beneficial owners of Shares that had not theretofore been redeemed. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of this Section 8.01. The Sponsor may suspend its sales of bitcoin upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of bitcoin or similar market event. Upon receipt of proceeds from the sale of the last bitcoin held hereunder, the Sponsor shall:

(i) pay to itself individually from the Trust an amount equal to the sum of (1) any compensation due it for extraordinary or other services, (2) any advances made but not yet repaid and (3) reimbursement of any other disbursements as provided herein;

(ii) deduct from the Trust any amounts which it, in its sole discretion, shall deem necessary or appropriate to pay on behalf of the Trust any applicable taxes or other governmental charges that may be payable by the Trust and any other contingent or future liabilities of the Trust;

(iii) distribute each Shareholder’s interest in the remaining assets of the Trust; and

(iv) disseminate to each Shareholder a final statement as of the date of the computation of the amount distributable to the Shareholders.

(c) Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Trust Statute.

Section 8.02. Merger and Consolidation. The Sponsor may cause (i) the Trust to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) the Shares of the Trust to be converted into beneficial interests in another statutory trust (or series thereof); or (iii) the Shares of the Trust to be exchanged for shares in another trust or company under or pursuant to any state or federal statute to the extent permitted by law.

For the avoidance of doubt, the Sponsor, with written notice to the Shareholders, may approve and effect any of the transactions contemplated under (i) — (iii) above without any vote or other action of the Shareholders.

Section 8.03. Dissolution of Sponsor Not to Terminate Trust. The dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate this Trust Agreement insofar as the duties and obligations of the Trustee are concerned.

ARTICLE IX

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 9.01. Voting Powers. Except as required under applicable Federal law or under the rules or regulations of an Exchange, Shareholders shall have no voting rights hereunder (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the Delaware Trust Statute default voting rights are provided to holders of beneficial interests). The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders. Nothing set forth in this Trust Agreement shall be construed so as to constitute the Shareholders from time to time as partners or members of an association; nor shall any Shareholder ever be liable to any third person by reason of any action taken by the parties to this Trust Agreement, or for any other cause whatsoever. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Shares may be voted in person or by proxy or in any manner determined by the Sponsor.

Section 9.02. Voting Power and Meetings. Meetings of the Shareholders may be called by the Sponsor for such purposes as may be prescribed by law or by this Trust Agreement.

Section 9.03. Place of Meetings. A meeting of Shareholders shall be held at any place designated by the Sponsor or an officer of the Trust.

Section 9.04. Notice of Shareholders’ Meeting. All notices of meetings of Shareholders shall be sent or otherwise given to each Shareholder of record not less than seven nor more than one hundred and twenty days before the date of the meeting in the manner determined by the Sponsor. The notice shall specify: (a) the place, date and hour of the meeting; and (b) the general nature of the business to be transacted.

Section 9.05. Adjourned Meeting; Notice. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the Sponsor or by the vote of a majority of the Shares of the Trust, as the case may be, represented at that meeting, either in person or by proxy. When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty days from the date set for the original meeting, in which case the Sponsor shall set a new record date. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

Section 9.06. Voting Procedure. The Trust shall be authorized to solicit, and a Shareholder shall be entitled to submit a proxy ballot containing the voting instructions of such Shareholder, in person, or by U.S. mail, overnight mail, express mail, telephone, electronic mail, telefacsimile, telegraph, internet or other electronic media, provided however, that the Sponsor or an officer of the Trust may limit or delineate the types of media and methods by which a Shareholder may submit voting instructions. On any matter any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

Section 9.07. Quorum and Required Vote. Except when a larger quorum is required by applicable law or by this Trust Agreement, the presence (in person or by ballot) of thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. Any meeting of Shareholders may be adjourned consistent with the provisions of Section 9.05 above, whether or not a quorum is present. When a quorum is present at any meeting, a majority of the Shares represented at the meeting shall decide any questions except when a different vote is required by any provision of this Trust Agreement or by applicable law.

Section 9.08. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement or federal law) or holding a majority (or such larger proportion as aforesaid) of the entitled to vote separately on the matter consent to the action in writing or by other electronic means (such as via telephone or the internet) and such written consent or a record of such electronic consent is filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 9.09. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, the Sponsor may from time to time fix a date, which shall be not more than one-hundred and twenty days before the date of any meeting of Shareholders, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, or whenever for any reason there is a split, reverse split or other change in the outstanding Shares, or whenever the Sponsor shall find it necessary or convenient in respect of any matter, the Sponsor may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Without fixing a record date the Sponsor may for voting and/or distribution purposes close the register or transfer books for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution.

Section 9.10. Waiver of Notice by Consent of Absent Shareholders. Any Shareholder may waive notice, which waiver may be submitted by U.S. mail, overnight mail, express mail, telephone, electronic mail, telefacsimile, telegraph, internet or other electronic media. The waiver of notice need not specify either the business to be transacted or the purpose of any meeting of Shareholders. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 9.11. Proxies. Every person entitled to vote on any matter shall have the right to do so either in person or by one or more agents authorized by a written or electronic proxy authorized by the person and filed with the Sponsor. A proxy shall be deemed authorized if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telephonic or internet transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A validly authorized proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy unless otherwise provided in the proxy.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Certain Matters Relating to Shareholders.

(a) By the purchase and acceptance or other lawful delivery and acceptance of Shares, each Shareholder shall be deemed to be a beneficiary of the Trust created by this Trust Agreement and vested with beneficial undivided interest in the Trust to the extent of the Shares owned beneficially by such Shareholder, subject to the terms and conditions of this Trust Agreement. Upon issuance as provided herein, Shares shall be fully paid and non-assessable.

(b) The death or incapacity of any Shareholder shall not operate to terminate this Trust Agreement or the Trust, nor entitle such Shareholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Shareholder expressly waives any right such Shareholder may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trust, Sponsor or the Trustee at any time to account, in any manner other than as expressly provided in this Trust Agreement, in respect of the bitcoin or moneys from time to time received, held and applied by the Sponsor hereunder.

(c) Except as otherwise provided under Delaware law, the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Shareholder shall be liable for claims against, or debts of the Trust in excess of his capital contribution and his share of the Trust property and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Shareholder’s Authorized Participant Agreement delivered in connection with his purchase of Shares. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

(d) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon any Shareholder individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Shareholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Sponsor deems appropriate, but the omission thereof shall not operate to bind any Shareholder individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

(e) It is the intent of the parties that the execution, delivery and performance of the transactions contemplated by this Amended and Restated Declaration of Trust and Trust Agreement will not result in the Trustee being required to obtain a license or make a registration under any federal or state law including rules pertaining to virtual currencies under Title 23, Part 200 of New York Codes, Rules and Regulations, the U.S. Commodity Exchange Act or any federal or state law regulating, money transmitters, money services business, providers of prepaid or stored value or similar entities, or virtual currency business.

Section 10.02. Delaware Law to Govern. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section 10.02, and provided further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Sponsor, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Act shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 10.03. Provisions in Conflict with Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any of such provisions is in conflict with the Code, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

Section 10.04. Notices.

All notices and other communications under this agreement shall be in writing in English, signed by the party giving it, and shall be deemed given, if to the Trustee or the Sponsor, when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Trustee or the Sponsor, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Sponsor, to:	SolidX Management LLC
Attn: [ ]
200 Park Avenue
New York, NY 10166

If to the Trustee, to:	Delaware Trust Company
Attn: Trust Administration
2711 Centerville Road, Suite 400
Wilmington, DE 19808

Any notice to be given to a Shareholder shall be duly given if mailed or delivered to DTC Participants designated by DTC for delivery to Shareholders.

Section 10.05. Headings. The headings used in this Trust Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Trust Agreement.

Section 10.06. Counterparts. This Trust Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Declaration of Trust and Trust Agreement to be duly executed and delivered as of February 1, 2017.

SolidX Management LLC, as Sponsor

By:	/s/ Ivan Brightly
Title:	Chief Operating Officer
Name:	Ivan Brightly

Delaware Trust Company, as Trustee

By:	/s/ Alan R. Halpern
Title:	Vice President
Name:	Alan R. Halpern

ACKNOWLEDGED AND AGREED:

SOLIDX PARTNERS INC., with respect to Section 3.05 herein only

By:	/s/ Ivan Brightly
Name:	Ivan Brightly
Title:	Chief Operating Officer